SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K
                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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  Date of Report (Date of earliest event reported): June 30, 1995

                  Merry Land & Investment Company, Inc.
         (Exact name of registrant as specified in its charter)

                    Georgia                                001-11081
(State or other jurisdiction of incorporation)      (Commission File Number)

                                58-0961876
                       (I.R.S. Employer I.D. Number)

   624 Ellis Street, Augusta, Georgia                         30901
(Address of principal executive offices)                   (Zip Code)

  Registrant's telephone number, including area code:  706/722-6756

       ____________________________________________________________
       (Former name or former address, if changed since last report)
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Filed:  July 14, 1995

ITEM 5. OTHER EVENTS. Merry Land & Investment Company, Inc. (the "Company") has completed the acquisition of one of the limited partnerships described in its Form 8-K filed on June 19, 1995 as amended by its Form 8-K/A filed on June 21, 1995.

  The partnership acquired and the related apartment property is described as follows:

                                                                                           Acquisition
                       Name of                                                                Cost        Debt Assumed
Name of             Partnership            Sellers         Market   Date Acquired         (In Thousands)      (In      Occupancy
Apartments             <F1>                  <F1>         Location    in 1995      Units        <F2>       Thousands)     <F3>
- --------------------------------------------------------------------------------------------------------------------------------
Jefferson at     Jefferson at Cedar      Carmil Capital    Dallas,      June 30     380      $24,000         None         94%
Cedar Springs      Springs, L.P.          Corporation       Texas
                                         JPI Investment
                                          Company, L.P.
- ---------------------------------------------------------------------------------------------------------------------------------

<F1> Neither seller nor the partnership are related to or affiliated with the Company.
<F2> Includes acquisition costs incurred to date.
<F3> Physical occupancy at July 6, 1995.

     The acquisition was paid for with cash. The sellers were a Texas corporation and a Texas limited partnership unrelated to the Company. The Company formed two wholly owned subsidiary corporations which acquired the partnership interests of the sellers and will continue to operate the property through the partnership.

     The acquisition was funded with a portion of the proceeds of the Company's recent $120 million senior note offering made pursuant to Registration Statement filed on Form S-3, Registration Number 33-57453. No encumbrances were placed against the acquired property in connection with its acquisition.

     The acquisition was made only after a detailed review of the property's physical condition, anticipated capital expenditures, occupancy rates, expenses including utility rates, maintenance, grounds, property taxes and insurance all of which were compared to competitive properties. The Company is not aware of any factors which would cause the reported financial information not to be necessarily indicative of future operating results.

     The Company has also entered into a $160 million unsecured, revolving, syndicated credit agreement (the "Credit Agreement") with a group of lenders led by the Company's primary commercial bank with an effective date of June 30, 1995. The Credit Agreement provides the Company with two credit tranches, one of $100 million ("Facility A") and the other of $60 million ("Facility B") for its general corporate purposes. Facility A loans will bear interest (at the Company's option) at either the Prime Rate or LIBOR plus 65 basis points. Facility B loans will bear interest (at the Company's option) at either the Prime Rate or LIBOR plus 165 basis points. The Credit Agreement contains certain covenants consistent with the Company's other credit agreements, is for a term of 364 days and no amounts are currently outstanding thereunder.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. Audited financial statements and pro forma financial statements for the apartment property acquired have previously been filed on Form 8-K/A filed on June 21, 1995. The Credit Agreement between the Company and the Lenders for the $160 million credit facility is attached hereto as Exhibit 10.








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                   Signature Blocks on Following Page
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

                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRY LAND & INVESTMENT COMPANY,
INC.
                    (Registrant)


By:           /S/
- --------------------------------
        Ronald J. Benton
      As Its Vice President